Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lisa M. Bird, Chief Financial Officer and Treasurer of Monroe Federal Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (the “Report”), and that to the best of my knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 23, 2024	/s/ Lisa M. Bird
Lisa M. Bird
Chief Financial Officer and Treasurer